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A PARTNERSHIP OF INCORPORATED PROFESSIONALS                      AMISANO HANSON
                                                          CHARTERED ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 5 of our report dated December 5, 2005, relating to the financial statements of Blast Resources Inc., as of September 30, 2005 and the reference to our firm as experts in the Registration Statement. Our report dated December 5, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada
December 28, 2005                                         Chartered Accountants






750 West Pender Street, Suite 604                     Telephone:   604-689-0188
Vancouver  Canada                                     Facsimile:   604-689-9773
V6C 2T7                                               E-Mail: amishan@telus.net